Exhibit 99.1

Alamar Biosciences Reports Second Quarter 2026 Financial Results and Provides 2026 Revenue Guidance

FREMONT, Calif.--August 10, 2026 (GLOBE NEWSWIRE)—Alamar Biosciences, Inc. (Nasdaq: ALMR), a leader in precision proteomics dedicated to enabling the earliest detection of disease, today reported financial results for the quarter ended June 30, 2026.

Recent Highlights

•
Generated $29.4 million of total revenue for the second quarter of 2026, an increase of 82% as compared to the corresponding period of 2025
•
Launched the first commercial multiplexed blood-based immunoassay for eMTBR-tau, available in our NULISAseq™ Neuro 220 Panel and through our Technology Access Program, enabling scalable, non-invasive measurement of tau tangle burden
•
Expanded strategic partnership with the Alzheimer's Disease Data Initiative and Gates Ventures to deliver a combined dataset of more than 140,000 samples
•
Launched the NULISAseq™ Immune 340 Panel, our broadest multiplexed immune profiling solution for translational research and drug development
•
Providing full-year 2026 revenue guidance of $116 million to $120 million, representing growth of 59% at the midpoint of the range as compared to 2025

"We delivered a strong second quarter with consumable revenue growing nearly 150% year-over-year," said Yuling Luo, PhD, founder, CEO, and chair of Alamar Biosciences. "With the recent launches of eMTBR-tau and the Immune 340 Panel strengthening our content menu and extending into new disease areas, we believe we are well-positioned to sustain momentum into the coming quarters."

Second Quarter 2026 Financial Results

Revenue was $29.4 million for the second quarter of 2026, an 82% increase from $16.2 million for the corresponding prior-year period. Instrument revenue grew 35% to $7.8 million, from $5.8 million for the corresponding prior-year period, driven primarily by continued growth in new instrument placements. Consumable revenue grew 147% to $15.5 million, from $6.3 million for the corresponding prior-year period, driven primarily by strong demand for multiplex panels. Services and other revenue grew 49% to $6.2 million, from $4.1 million for the corresponding prior-year period.

Gross margin was 60% for the second quarter of 2026, as compared to 53% for the corresponding prior-year period. The increase in gross margin was primarily driven by manufacturing efficiencies for consumables and a favorable shift in mix toward high-margin consumables.

Operating expenses were $31.2 million for the second quarter of 2026, an 89% increase from $16.5 million for the corresponding prior-year period. The year-over-year increase in operating expenses was primarily related to planned investments in headcount, infrastructure and R&D capabilities as well as incremental public company costs.

Operating loss was $13.5 million for the second quarter of 2026, as compared to an operating loss of $7.9 million for the corresponding prior-year period. This includes $3.3 million of stock-based compensation for the second quarter of 2026, as compared to $0.7 million for the second quarter of 2025.

Net loss was $13.2 million for the second quarter of 2026 and higher than the $7.0 million net loss in the corresponding prior-year period.

Cash, cash equivalents, short-term investments and restricted cash were $256.3 million as of June 30, 2026.

2026 Guidance

Alamar Biosciences expects full year 2026 revenue to be in the range of $116 million to $120 million, representing growth of 59% at the midpoint of the range compared to full year 2025.

Webcast Information

Alamar Biosciences will host a conference call to discuss the second quarter 2026 financial results after market close on Monday, August 10, 2026 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at https://investors.alamarbio.com/.

About Alamar Biosciences, Inc.

Alamar is a commercial-stage proteomics company establishing a gold standard in protein detection and analysis. Leveraging our proprietary NULISA™ technology and the ARGO™ HT System, our platform is designed to detect protein biomarkers at extremely low concentrations in blood with ultra-high sensitivity, high specificity, flexible multiplexing, broad dynamic range and seamless automation. We refer to this combination of features as “Precision Proteomics,” and believe it fills a critical gap in the field of advanced proteomics, helping researchers unlock the full spectrum of protein biomarkers across disease states. Learn more at alamarbio.com.

Forward Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "aims," "anticipates," "believes," "could," "estimates," "expects," "forecasts," "intends," "may," "plans," "possible," "potential," "seeks," "will" and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding Alamar Biosciences’ estimates for the full year 2026, its financial outlook, future plans and prospects, its ability to accelerate adoption of its platform and establish a new gold standard in protein detection and analysis, its anticipated sustained momentum in revenue growth from the recent launches of eMTBR-tau and the Immune 340 Panel, and Alamar Biosciences’ ability to grow its business. Any forward-looking statements in this press release are based on Alamar Biosciences’ current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Readers are cautioned that actual results could differ materially from those expressed or implied in Alamar Biosciences’ forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to intense competition in the proteomics market, exposure to legal proceedings, regulatory inquiries and other legal matters, failure to develop new assays or instruments, dependence on researchers who rely heavily on government funding, reductions in spending by research and academic institutions, the potential for products to be subject to more onerous regulation by the FDA or other regulatory requirements, the complexity of manufacturing Alamar Biosciences’ instruments and consumables, failure to obtain marketing authorizations for future products that are intended for clinical or diagnostic use, Alamar Biosciences’ ability to protect its intellectual property and other risks and uncertainties described in Alamar Biosciences’ filings with the Securities and Exchange Commission (SEC), including those described from time to time under the caption “Risk Factors” and elsewhere in Alamar Biosciences’ filings with the SEC, including its Quarterly Report on Form 10-Q filed with the SEC on May 8, 2026. Alamar Biosciences explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor contact:

investors@alamarbio.com

Media contact:

media@alamarbio.com

Alamar Biosciences, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Product revenue	$23,269	$12,040	$44,610	$21,209
Service and other revenue	6,158	4,122	10,852	8,044
Total revenue(1)	29,427	16,162	55,462	29,253
Cost of revenue:
Cost of product revenue(2)	9,858	6,489	19,668	11,860
Cost of service and other revenue(2)	1,851	1,092	3,619	2,423
Total cost of revenue	11,709	7,581	23,287	14,283
Gross profit	17,718	8,581	32,175	14,970
Operating expenses:
Research and development(2)	13,817	8,895	26,834	17,197
Selling, general and administrative(2)	17,433	7,605	31,220	14,245
Total operating expenses	31,250	16,500	58,054	31,442
Loss from operations	(13,532)	(7,919)	(25,879)	(16,472)
Interest income, net	1,875	630	2,414	1,416
Interest expense	(224)	(48)	(447)	(94)
Loss on remeasurement of convertible notes	(1,377)	—	(9,971)	—
Other (expense) income, net	(34)	314	(270)	468
Net loss before income tax	(13,292)	(7,023)	(34,153)	(14,682)
Provision for (benefit from) income taxes	(93)	—	371	—
Net loss	$(13,199)	$(7,023)	$(34,524)	$(14,682)
Net loss per share, basic and diluted	$(0.22)	$(0.62)	$(0.97)	$(1.30)
Weighted-average common shares outstanding, basic and diluted	58,665,055	11,409,556	35,589,492	11,334,630

(1)
The following table represents revenue by source for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Instruments	$7,788	$5,773	$15,169	$9,919
Consumables	15,481	6,267	29,441	11,290
Services	6,158	4,122	10,852	7,794
Other revenue	—	—	—	250
Total	$29,427	$16,162	$55,462	$29,253

(2)
Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Cost of product revenue	$45	$7	$59	$15
Cost of service and other revenue	58	12	80	25
Research and development	838	262	1,230	491
Selling, general and administrative	2,339	399	3,378	768
Total stock-based compensation expense	$3,280	$680	$4,747	$1,299

Alamar Biosciences, Inc.

Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$132,969	$30,002
Short-term investments	117,083	—
Accounts receivable	20,344	12,753
Inventory	45,409	38,482
Prepaid expenses and other current assets	15,577	13,468
Total current assets	331,382	94,705
Restricted cash	6,254	4,907
Property and equipment, net	13,358	10,498
Operating lease right-of-use assets	35,798	26,130
Capitalized software, net	1,605	1,988
Other assets—noncurrent	2,578	1,764
Total assets	$390,975	$139,992
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$13,790	$5,872
Accrued and other current liabilities	11,893	15,759
Short-term operating lease liabilities	2,277	2,099
Total current liabilities	27,960	23,730
Long-term operating lease liabilities	39,182	29,564
Warrant liabilities	—	247
Term debt	9,947	9,810
Other noncurrent liabilities	1,029	599
Total liabilities	78,118	63,950
Convertible preferred stock	—	234,996
Stockholders’ equity (deficit)
Founders preferred stock	—	—
Common stock	7	1
Additional paid-in capital	516,288	9,892
Accumulated other comprehensive loss	(139)	(72)
Accumulated deficit	(203,299)	(168,775)
Total stockholders’ equity (deficit)	312,857	(158,954)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$390,975	$139,992